FS Energy and Power Fund 8-K

Exhibit 10.2

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT, dated as of May 18, 2016 (this “Agreement”), by and between FS Energy and Power Fund, a Delaware statutory trust (“FSEP”), and Bryn Mawr Funding LLC, a Delaware limited liability company (“Bryn Mawr”).

WITNESSETH:

WHEREAS, FSEP makes investments in the ordinary course of its business in loans, other financial accommodations and other investments, in each case, in and/or to certain underlying obligors (collectively, the “Portfolio Investments”); and

WHEREAS, FSEP from time to time makes certain other investments (including, without limitation, investments in tax blocker subsidiaries) (collectively, the “Other Investments”) and enters into certain contractual agreements (including, without limitation, reimbursement agreements) (collectively, the “Contractual Agreements”); and

WHEREAS, FSEP wishes to contribute certain existing and future Portfolio Investments, Other Investments, Contractual Agreements and the liabilities and obligations associated with the foregoing, in each case to Bryn Mawr.

NOW THEREFORE, in consideration of the agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Contribution. FSEP hereby contributes to Bryn Mawr, and Bryn Mawr hereby accepts and assumes, the following:

(a)

the Portfolio Investments set forth on Schedule A attached hereto;

(b)

certain other Portfolio Investments identified from time to time by FSEP in its sole discretion, whether now owned or hereafter acquired or originated;

(c)

certain Other Investments identified from time to time by FSEP in its sole discretion, whether now owned or hereafter acquired;

(d)

certain Contractual Agreements identified from time to time by FSEP in its sole discretion, whether now owned or hereafter acquired; and

(e)

any associated liabilities and obligations in connection with the foregoing.

2.

Further Assurances. From time to time after the date of this Agreement, without the payment of any additional consideration, each party hereto shall execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all of the transactions contemplated by this Agreement.

3.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.

No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

5.

Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

6.

Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Agreement.

7.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to choice of law principles, including all matters of construction, validity and performance, and shall be binding upon the successors and assigns of the parties hereto.

9.

Headings. Headings are for convenience only and shall not affect the interpretation of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the date first written above.

FS ENERGY AND POWER FUND

By:	/s/ Gerald F. Stahlecker
Name: Title:	Gerald F. Stahlecker Executive Vice President

BRYN MAWR FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Title:	Gerald F. Stahlecker Executive Vice President

[Signature page to Contribution Agreement]